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Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

        In connection with the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Report") by JAMDAT Mobile, Inc. (the "Registrant") each of the undersigned hereby certifies that:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Dated: March 28, 2005	By:	/s/ MITCH LASKY Mitch Lasky Chief Executive Officer
Dated: March 28, 2005	By:	/s/ MICHAEL MARCHETTI Michael Marchetti Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32